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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 18, 2003, relating to the financial statements and financial highlights of Hilliard Lyons Growth Fund, which appears in such Registration Statement. We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

                                                /s/ PricewaterhouseCoopers LLP

                                                PricewaterhouseCoopers LLP



Philadelphia, Pennsylvania
April 21, 2003